EXHIBIT 12(1)

                            PROMUS HOTEL CORPORATION
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                                           FISCAL YEAR
                                                                ----------------------------------
                                                                      1995        1994        1993
                                                                ----------    --------    --------
RETURN ON REVENUES
Net income before extraordinary items........................   $   43,760    $ 36,319    $ 16,926
Revenues.....................................................      236,020     222,561     214,565
 Return......................................................         18.5%       16.3%        7.9%

RETURN ON AVERAGE INVESTED CAPITAL
Net income before extraordinary items........................   $   43,760    $ 36,319    $ 16,926
Add interest expense after tax...............................       18,029      17,686      18,184
                                                                ----------    --------    --------
                                                                $   61,789    $ 54,005    $ 35,110
                                                                ==========    ========    ========
Average invested capital.....................................   $  424,861    $395,365    $441,401
                                                                ==========    ========    ========
 Return......................................................         14.5%       13.7%        8.0%

RETURN ON AVERAGE EQUITY
Net income before extraordinary items........................   $   43,760    $ 36,319    $ 16,926
Average equity...............................................      155,188     161,765     196,376
 Return......................................................         28.2%       22.5%        8.6%

RATIO OF EARNINGS TO FIXED CHARGES
Net income before extraordinary items........................   $   43,760    $ 36,319    $ 16,926
Add
 Provisions for income taxes.................................       31,819      26,798      13,869
 Interest expense............................................       31,138      30,759      33,061
 Interest included in rental expense.........................        1,848       1,310       1,284
 Amortization of capitalized interest........................          610         319         469
 Dividends received from equity investments..................          877         790         441
 Income from equity investments..............................       (1,452)     (1,675)     (1,540)
                                                                ----------    --------    --------
   Earnings as defined.......................................   $  108,600    $ 94,620    $ 64,510
                                                                ==========    ========    ========
Fixed charges
 Interest expense............................................   $   31,138    $ 30,759    $ 33,061
 Capitalized interest........................................        1,428           4           -
 Interest included in rental expense.........................        1,848       1,310       1,284
                                                                ----------    --------    --------
   Total fixed charges.......................................   $   34,414    $ 32,073    $ 34,345
                                                                ==========    ========    ========
     Ratio of earnings to fixed charges......................          3.2         3.0         1.9

CURRENT RATIO
Current assets...............................................   $   23,426    $ 18,772    $ 17,471
Current liabilities..........................................       54,851      28,544      32,050
 Ratio.......................................................          0.4         0.7         0.5

RATIO OF BOOK EQUITY TO DEBT
Book equity as of December 31................................   $  167,367    $143,008    $180,522
Total debt...................................................      229,757     189,258     173,378
 Ratio.......................................................          0.7         0.8         1.0

RATIO OF MARKET EQUITY TO DEBT
Market equity as of December 31..............................   $1,143,008           -           -
Total debt...................................................      229,757           -           -
 Ratio.......................................................          5.0           -           -

                            PROMUS HOTEL CORPORATION
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                                           FISCAL YEAR
                                                                ----------------------------------
                                                                      1995        1994        1993
                                                                ----------    --------    --------
RATIO OF EBITDA TO INTEREST PAID
Net income before extraordinary items........................   $   43,760    $ 36,319    $ 16,926
Add/(less)
 Income tax provision........................................       31,819      26,798      13,869
 Interest expense............................................       31,138      30,759      33,061
 Interest expense of nonconsolidated affiliates..............      (12,899)    (12,749)    (12,707)
 Depreciation and amortization...............................       25,263      21,326      25,028
 Deferred finance charge amortization........................         (785)       (733)       (846)
 Amortization of debt discounts and premiums.................           (8)        (45)       (869)
 Net earnings of and distributions from nonconsolidated
   affiliates................................................          (61)      2,969       2,819
                                                                ----------    --------    --------
   Earnings before interest, taxes, depreciation and
     amortization (EBITDA)...................................   $  118,227    $104,644    $ 77,281
                                                                ==========    ========    ========
Interest expense.............................................   $   31,138    $ 30,759    $ 33,061
Add/(less)
 Interest expense of nonconsolidated affiliates..............      (12,899)    (12,749)    (12,707)
 Capitalized interest........................................        1,428           4           -
 Net change in accruals......................................       (1,117)          -         125
 Deferred finance charge amortization........................         (785)       (733)       (846)
 Amortization of debt discounts and premiums.................           (8)        (45)       (869)
 Other.......................................................         (246)       (143)       (128)
                                                                ----------    --------    --------
   Interest paid.............................................   $   17,511    $ 17,093    $ 18,636
                                                                ==========    ========    ========
     Ratio of EBITDA to interest paid........................          6.8         6.1         4.1

RATIO OF DEBT TO EBITDA
Total debt...................................................   $  229,757    $189,258    $173,378
                                                                ==========    ========    ========
Net income before extraordinary items........................   $   43,760    $ 36,319    $ 16,926
Add/(less)
 Income tax provision........................................       31,819      26,798      13,869
 Interest expense............................................       31,138      30,759      33,061
 Interest expense of nonconsolidated affiliates..............      (12,899)    (12,749)    (12,707)
 Depreciation and amortization...............................       25,263      21,326      25,028
 Deferred finance charge amortization........................         (785)       (733)       (846)
 Amortization of debt discounts and premiums.................           (8)        (45)       (869)
 Net earnings of and distributions from nonconsolidated
   affiliates................................................          (61)      2,969       2,819
                                                                ----------    --------    --------
   Earnings before interest, taxes, depreciation and
     amortization (EBITDA)...................................   $  118,227    $104,644    $ 77,281
                                                                ==========    ========    ========
     Ratio of total debt to EBITDA...........................          1.9         1.8         2.2